UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

_________________________________

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

_________________________________

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01:	Entry into a Material Definitive Agreement
Item 9.01:	Financial Statements and Exhibits
Signatures
EX-10.1:
Fourth Amendment, dated as of July 15, 2013, to the Amended and Restated Credit Agreement, dated as of October  15, 2010, among First Solar, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

EX-10.2:
Amended and Restated Guarantee and Collateral Agreement, dated as of July 15, 2013, by First Solar, Inc., First Solar Electric, LLC, First Solar Electric (California), Inc. and First Solar Development, LLC in favor of JPMorgan Chase Bank, N.A., as administrative agent.

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2013, First Solar, Inc. (the “Company”) entered into a Fourth Amendment (the “Amendment”) to the Amended and Restated Credit Agreement dated as of October, 15, 2010, as amended by the First Amendment dated as of  May 6, 2011, the Second Amendment dated as of June 30, 2011, and the Third Amendment dated as of October 23, 2012, among the Company, the lenders party thereto, Bank of America, N.A. and The Royal Bank of Scotland plc, as documentation agents, Credit Suisse, Cayman Islands Branch, as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Agreement”, and as amended and restated by the Amendment, the “Amended Credit Agreement”). The Amendment provides for the division of the revolving credit facility into Tranche A commitments in an aggregate amount equal to $450,000,000 and Tranche B commitments in an aggregate amount equal to $150,000,000, the extension of the maturity date of the Tranche A loans until July 15, 2018, and the ability of the Company to borrow from the Tranche A lenders in certain additional currencies including Japanese Yen. The Amendment also effects certain changes to the restrictions and covenants set forth in the Existing Credit Agreement.  The Company has the option to increase the commitments under the Amended Credit Agreement; provided that the aggregate amount of the commitments under the Amended Credit Agreement may not exceed $750,000,000.

In connection with the Amendment, the Company and certain of its domestic subsidiaries entered into an Amended and Restated Guarantee and Collateral Agreement (the “Amended Collateral Agreement”), among the Company, First Solar Electric, LLC, First Solar Electric (California), Inc. and First Solar Development LLC (the “Grantors”).  Pursuant to the Amended Collateral Agreement, obligations in respect of loans made to, and letters of credit issued for the account of, the Company and any subsidiary of the Company designated as a borrower (the Company, together with such subsidiaries, the “Borrowers”) under the Amended Credit Agreement, obligations of the Company and any subsidiary that has guaranteed the obligations of the Borrowers under the Amended Credit Agreement and the related security documents (the “Guarantors”) and obligations in respect of certain specified swap agreements and specified cash management services provided by the lenders under the Amended Credit Agreement or their affiliates to the Company, any Guarantor or any restricted subsidiary of the Company are (a) guaranteed by the Company and all domestic restricted subsidiaries of the Company as of the effective date of the Amendment and (b) secured by a security interest in substantially all of the Grantors’ tangible and intangible assets, other than certain excluded assets.

The foregoing description of the Amendment and the Amended Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Amended Collateral Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Fourth Amendment, dated as of July 15, 2013, to the Amended and Restated Credit Agreement, dated as of October 15, 2010, among First Solar, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Amended and Restated Guarantee and Collateral Agreement, dated as of July 15, 2013, by First Solar, Inc., First Solar Electric, LLC, First Solar Electric (California), Inc. and First Solar Development, LLC in favor of JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: July 19, 2013	By:	/s/ Mary Beth Gustafsson
	Name:	Mary Beth Gustafsson
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
Fourth Amendment, dated as of July 15, 2013, to the Amended and Restated Credit Agreement, dated as of October 15, 2010, among First Solar, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Amended and Restated Guarantee and Collateral Agreement, dated as of July 15, 2013, by First Solar, Inc., First Solar Electric, LLC, First Solar Electric (California), Inc. and First Solar Development, LLC in favor of JPMorgan Chase Bank, N.A., as administrative agent.